Exhibit 99.3

FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ANNOUNCES FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2014, INCLUDING RECORD PRODUCTION AND A 78% INCREASE IN ADJUSTED EBITDA

San Antonio, Texas (August 14, 2014) – EnerJex Resources, Inc. (NYSE MKT: ENRJ) (“EnerJex” or the “Company”), an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States, announced today that it has filed its SEC Form 10-Q for the quarter ended June 30, 2014. A copy of this document is available through the Company’s website at www.enerjex.com. These results include the impact of EnerJex’s merger with Black Raven Energy, Inc. for the second quarter of 2014.

Highlights for the second quarter include the following:

▪	Record production of 52,935 barrels of oil equivalent (72% oil), a 122% increase compared to the prior year.

▪	Record revenue of $3.9 million, an 80% increase compared to the prior year.

▪	Net income, adjusted to exclude the effect of derivative contracts or oil hedges and non-recurring items (“Adjusted Net Income”), of $0.6 million, a 35% increase compared to the prior year.

▪	Earnings before interest, income tax, depreciation and amortization, adjusted to exclude the effect of derivative contracts or oil hedges and non-recurring items (“Adjusted EBITDA”), of $1.8 million, a 78% increase compared to the prior year.

▪	Completion of non-dilutive perpetual preferred stock offering for gross proceeds of $15.2 million and listing of common and preferred shares on the NYSE MKT exchange.

Production volumes during the three months ended June 30, 2014 were 52,935 barrels of oil equivalent compared to 23,857 barrels of oil equivalent during the three months ended June 30, 2013.

Revenue was $3,949,396 for the second quarter of 2014 compared to $2,196,736 for the second quarter of 2013. The Company realized an average price of $94.36 per barrel of oil and $4.15 per thousand cubic feet of natural gas during the second quarter of 2014 compared to $92.08 per barrel of oil during the second quarter of 2013. EnerJex did not produce any natural gas during the second quarter of 2013.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

Lease operating expenses were $1,511,133 or $28.55 per net barrel of oil equivalent produced during the three months ended June 30, 2014 compared to $751,957 or $31.52 per net barrel of oil equivalent produced during the three months ended June 30, 2013.

Operating income was $758,381 for the second quarter of 2014 compared to operating income of $396,740 for the second quarter of 2013.

Adjusted EBITDA was $1,831,036 during the three months ended June 30, 2014 compared to $1,028,459 during the three months ended June 30, 2013.

Net income was a loss of $1,006,805 for the second quarter of 2014 compared to net income of $716,585 during the second quarter of 2013. Adjusted to exclude the effect of derivative contracts (oil hedges) and non-recurring items, net income was $639,916 for the second quarter of 2014 compared to $472,770 in the same period last year.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I am pleased to announce these results and look forward to updating investors on our progress as EnerJex executes its aggressive growth plans throughout the remainder of 2014. In addition, management continues to evaluate numerous potential strategic opportunities to create and unlock value for common stockholders on a per-share basis.”

About EnerJex Resources, Inc.

EnerJex Resources, Inc. is an independent exploration and production company focused on the acquisition and development of oil and natural gas properties located in the mid-continent region of the United States. The Company owns oil and gas leases covering nearly 100,000 acres in multiple prolific hydrocarbon basins located in four states including Colorado, Kansas, Nebraska, and Texas.

EnerJex’s operations are focused in five distinct projects where the company produces oil and natural gas from reservoirs that are characterized by long lived reserves with low production decline rates. Within these projects, the Company has identified more than 500 low-risk drilling locations. Through its large acreage footprint in the Denver-Julesburg (“DJ”) Basin, EnerJex also has significant exposure to emerging oil resource plays that are being pursued by competitors on trend with the Company’s properties. EnerJex’s headquarters are located in San Antonio, Texas, and additional information is available on its website at www.enerjex.com.

Forward-Looking Statements

This press release and the materials referenced herein include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex's current expectations or forecasts of future events. The statements in this press release regarding the completion of drilling for and commencement of operations at new wells, successful production at newly drilled wells, expected increases in overall production, the acquisition of operating assets and related agreements, any implied or perceived benefits from any current or future transaction, and any other effects resulting from any of those matters, are forward-looking statements. Such statements involve material risks and uncertainties, including but not limited to: whether newly drilled or newly acquired properties will produce at levels consistent with management's expectations; market conditions; whether we will experience equipment failures and, if they materialize, whether we will be able to fund repair work without materially impairing planned production levels or the availability of capital for further production increases; the ability of EnerJex to meet its loan covenants under the debt facility that is expected to fund the costs of the new wells and to obtain financing from other sources for continued drilling; the costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly producing assets; the ability to retain necessary skilled workers to operate the new producing wells; the price of oil; EnerJex's ability to market and sell produced minerals; the risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; the ability to manage and continue growth; and the ability of management to successfully integrate Black Raven. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements are set forth in our Form 10-K filed with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. EnerJex's production forecasts are dependent upon many assumptions, including estimates of production decline rates from existing wells and the outcome of future drilling activity. Although EnerJex believes the expectations and forecasts reflected in these and other forward-looking statements are reasonable, it can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM

GAAP Reconciliations

In addition to revenue and net income determined in accordance with GAAP, we have provided a reconciliation of our EBITDA, Adjusted EBITDA, and Adjusted Net Income in this release. These are non-GAAP financial measures that we use as supplemental measures of our performance. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should be considered as alternatives to revenue, net income, operating income or any other performance measure derived in accordance with GAAP. It should not be assumed that these non-GAAP financial measures are comparable to similarly named figures disclosed by other companies. We define EBITDA, Adjusted EBITDA, and Adjusted Net Income as net income attributed to EnerJex before the effects of the items listed in the tables below.

	QUARTER ENDING
UNAUDITED	6/30/2014	6/30/2013
Net Income (Loss)	($1,006,805)	$716,585
Derivative Loss (Gain)	$1,406,739	($407,759)
Non Recurring Items	$239,982	$163,944
Adjusted Net Income	$639,916	$472,770
Interest	$358,739	$137,128
Depreciation, Depletion, Amortization	$832,381	$418,561
Adjusted EBITDA	$1,831,036	$1,028,459

Contact

EnerJex Resources, Inc.

Robert Watson, Jr., CEO

Phone: (210) 451-5545

4040 Broadway Street, Suite 508 | San Antonio, TX 78209 | P: 210.451.5545 | F: 210.463.9297 | WWW.ENERJEX.COM